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                             BANK SOUTH CORPORATION
          EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS (in thousands, except per share amounts)


                                                             Three Months Ended March 31,

Primary:                                                        1995               1994
                                                               -------           -------
  Average Shares Outstanding                                    58,461            55,215
  Dilutive Stock Options -
   based on the treasury stock method using
   the average market price for the period                         698               613
                                                               -------           -------
     Total primary shares outstanding and
        common share equivalents                                59,159            55,828
                                                               =======           =======
  Net Income                                                   $15,441           $19,309
                                                               =======           =======


  Primary earnings per share                                   $  0.26           $  0.35
                                                               =======           =======


Fully diluted:

  Average Shares Outstanding                                    58,461            55,215
  Dilutive Stock Options -
   based on the treasury stock method using
   the period-end market price, if greater
   than average market price for the period                        743               718
                                                               -------           -------
     Total fully-dilutive shares outstanding                    59,204            55,933
                                                               =======           =======
  Net Income                                                   $15,441           $19,309
                                                               =======           =======


  Fully diluted earnings per share *                           $  0.26           $  0.35
                                                               =======           =======



   * Fully diluted earnings per share is less than 3% dilutive and, therefore, was not disclosed on the Statements of Income in accordance with the provisions of Accounting Principles Board Opinion Number 15.


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